SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]Preliminary Proxy Statement

[ ]Confidential,  for  Use  of  the  Commission  Only  (as  permitted  by  Rule
   14a-6(e)(2))

[x]Definitive Proxy Statement

[ ]Definitive  Additional Materials

[ ]Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        CASDIM INTERNATIONAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                        Common Stock, par value $.01 per share

     (2) Aggregate number of securities to which transaction applies:

                   15,334,001 shares of Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)     Amount Previously Paid:

     (2)     Form, Schedule or Registration Statement No.:

     (3)     Filing Party:

     (4)     Date Filed:

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                              150 East 58th Street
                            New York, New York 10155



                                                                December 1, 1997


To Our Shareholders:

     On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of the Shareholders of Casdim International Systems, Inc. (the "Company"). The Annual Meeting will be held at 10:00 a.m., local time, on Monday, December 22, 1997, at the offices of the Company, 150 East 58th Street, 17th Floor, New York, New York.

     We are gratified by your interest in the Company and are pleased that you are part of our family of shareholders. We hope that you will be able to attend the meeting.

     The matters expected to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. During the meeting, shareholders who are present at the meeting will have the opportunity to ask questions and express their views.

     It is important that your views be represented whether or not you are able to be present at the meeting. Please complete, sign and date the enclosed proxy card and promptly return it to us in the postpaid envelope provided. The return of a proxy card will not prevent you from voting in person at the meeting.


                                                     Sincerely,



                                                     Yehuda Shimshon
                                                     Chairman, President & CEO

                       CASDIM INTERNATIONAL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held on December 22, 1997


                                                                December 1, 1997

     The Annual Meeting of Shareholders of Casdim International Systems, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Monday, December 22, 1997, at the offices of the Company, 150 East 58th Street, 17th Floor, New York, New York, for the following purposes:

     i. To elect five directors for the ensuing year;

     ii. To approve the appointment of Hocker, Lovelett, Hargens & Yennie, P.C. as the Company's auditors for the year ending December 31, 1997; and

     iii. To act upon any other matters that may properly be brought before the meeting and any adjournment thereof.

     The accompanying proxy statement contains further information with respect to these matters. Only shareholders of record at the close of business on November 26, 1997 will be entitled to receive notice of, and to vote at, the meeting and any adjournment or postponement thereof.


                                            By order of the Board of Directors,


                                            Gary Tober
                                            Secretary



IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN ORDER THAT YOUR SHARES MAY BE VOTED. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                              150 East 58th Street
                            New York, New York 10155


                                 Proxy Statement
                         Annual Meeting of Shareholders
                                December 22, 1997


     This Proxy Statement is being furnished to shareholders of Casdim International Systems, Inc., a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Company's Shareholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on Monday, December 22, 1997, at the offices of the Company, 150 East 58th Street, 17th floor, New York, New York, and at any adjournment or postponement thereof. The Board of Directors of the Company is soliciting proxies to be voted at the Annual Meeting.

     This Proxy Statement and attached Notice of Annual Meeting, the enclosed proxy card and the Company's 1996 Annual Report on Form 10-KSB are expected to be first mailed to shareholders on December 1, 1997.

Proxy Procedure

     Only shareholders of record at the close of business on November 26, 1997 (the "Record Date"), are entitled to receive notice of, and to vote in person or by proxy, at the Annual Meeting and any postponement or adjournment thereof.

     The Company's Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions marked on the proxy card. If a shareholder returns a signed and dated proxy card but does not mark the appropriate boxes, the shares represented by that proxy card will be voted for the election as directors of the five persons nominated herein and for the other proposal described herein. The Board of Directors is currently unaware of any other matters to be presented for action at the Annual Meeting, but the proxy card gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting.

     A shareholder may revoke his or her proxy at any time before it is voted by: (i) giving notice of revocation in writing to the Secretary of the Company at the address given above; (ii) submitting a proxy card bearing a later date; or (iii) appearing in person and voting at the Annual Meeting. If a shareholder attends the Annual Meeting, he or she may vote by ballot.

Cost of Solicitation

     The cost of soliciting proxies will be borne by the Company. Proxies may be solicited in person or by telephone or other means by directors, officers or other regular employees of the Company, who will not be specially compensated therefor. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in forwarding proxy material to the beneficial owners of stock in accordance with the regulations of the Securities and Exchange Commission concerning the forwarding of proxies and proxy material to the beneficial owners of the stock.

Quorum and Voting

     The outstanding voting stock of the Company as of the Record Date consisted of 15,334,001 shares of Common Stock, each of which is entitled to one vote. A majority of the outstanding shares of the Common Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum.

     Directors are elected by a plurality of the votes cast, i.e., a shareholder can vote all his or her shares for each of up to five persons, and the five persons who receive the highest number of votes cast in favor of their election will be elected to the Board of Directors. The proposal to approve the appointment of Hocker, Lovelett, Hargens & Yennie, P.C., as the Company's auditors for the year ending December 31, 1997 (the "Auditors Proposal") will require the affirmative vote of a majority of the votes cast on the Auditors Proposal. Thus, shareholders who do not vote on, or who vote to abstain from, the Auditors Proposal will not affect the outcome of the Auditors Proposal, provided that a quorum is present at the Annual Meeting. A broker who holds shares of Common Stock as nominee for a beneficial owner will have discretionary authority to vote such shares for the election of directors and the Auditors Proposal, if the broker has not received voting instructions from such beneficial owner by the tenth day before the Annual Meeting, provided that this Proxy Statement is transmitted to such beneficial owner at least 15 days before the Annual Meeting.

     Management has been advised by Yehuda Shimshon, the Company's Chairman, President and Chief Executive Officer, and Cedarwood Trading & Investment Ltd. ("Cedarwood"), who together are the beneficial owners of approximately 53.8% of the outstanding shares of Common Stock, that they presently intend to vote in favor of all five of the nominees for director proposed below, and in favor of the Auditors Proposal.

                            I. ELECTION OF DIRECTORS

Nominees

     Five directors are to be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and the due election and qualification of their successors. Duly executed and returned proxies will be voted, unless otherwise specified, in favor of the election as directors of the five persons hereinafter named. Should any of the nominees not be available for election, the proxies will be voted for a substitute nominee designated by the Board of Directors. It is not expected that any of the nominees will be unavailable. All of the five nominees are now members of the Board of Directors.

     Background information with respect to the five incumbent director nominees appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' beneficial ownership of Common Stock.


Name                              Age       Position
----                              ---       --------
Yehuda Shimshon...............    44        Chairman, President and Chief
                                            Executive Officer
Doron Leave...................    43        Vice President of Operations, Acting
                                            Chief Financial Officer and Director
Ilan Mintz....................    34        Director
Israel Shimshon...............    67        Director
David Tamir...................    53        Director


     Yehuda Shimshon, Chairman of the Board, President and Chief Executive Officer of the Company since December 1995, began his career in the Israeli Defense Forces and rose to the rank of Captain. Upon his discharge from the Israeli Defense Forces in 1977, he began a career as a consultant to organizations active in international trade throughout Europe and Africa. Mr. Shimshon became active in the field of computer research, developing and writing programs which led to the establishment by him of Casdim Software Systems Ltd. ("CSS Ltd."), an Israeli company which develops clinical laboratory management systems, in 1986, and Casdim Interactive Systems Ltd. ("Casdim Israel"), an Israeli wholly-owned subsidiary of the Company which designs and develops interactive kiosks and customized databases and performs network integration, in 1994. Mr. Shimshon has been the Chief Executive Officer of these companies since their inception.

     Doron Leave, a director of the Company since August 1996, has been the Company's Vice President of Operations since July 1996 and has served as Acting Chief Financial Officer since May 1997. From September 1990 to July 1996, Mr. Leave was employed by Bank Hapoalim Ltd., most recently as Branch Manager of its Allenby, Tel Aviv branch. Mr. Leave holds a degree in Business Administration from Tel Aviv University.

     Ilan Mintz, a director of the Company since December 1995, has been principally employed in various executive positions with CSS Ltd. Mr. Mintz began his employment with CSS Ltd. in 1990 as manager of the Customer Support and Training Division. In June 1993 he became the director of the Marketing Division of CSS Ltd. and has served as General Manager since January 1995.

     Israel Shimshon, a director of the Company since March 1996, has been principally employed as the managing director of Hagadish Insurance Agency, an Israeli general insurance agency, since 1953. Israel Shimshon is the father of Yehuda Shimshon.

     David Tamir, a director of the Company since May 1996, is currently engaged as an independent consultant. From May 1992 to December 1995, Mr. Tamir was president of Powerspectrum Technology, a majority-owned subsidiary of Geotek Communications, Inc. ("Geotek"), a wireless communications provider. From January 1996 to May 1996, Mr. Tamir was employed in Israel by Geotek in a non-executive position. From 1990 until May 1992, Mr. Tamir served as a representative of the Israeli Armament Development Authority in Washington, D.C.

     The Board of Directors recommends that the shareholders vote FOR the election of each nominee for Director named above.

Board of Directors and Committees

     The business and affairs of the Company are managed under the direction of the Board of Directors, composed, as of the date of this Proxy Statement, of three non-employee directors (Messrs. Mintz, Tamir and Israel Shimshon) and two employee directors. The Board of Directors establishes the overall policies and standards for the Company and reviews the performance of management. Members of the Board of Directors are kept informed of the Company's operations at meetings of the Board of Directors and through reports and discussions with management. In 1996, the Board of Directors held ten meetings.

     An Audit Committee of the Board of Directors was formed in May 1996, composed of Messrs. Tamir and Mintz. The duties of the Audit Committee include the review of any transaction of the Company with affiliated parties or entities in excess of $60,000, the recommendation of the appointment of independent public accountants for the Company, review of the scope of audits proposed by the independent public accountants, and consultations with the independent public accountants on matters relating to internal financial controls and procedures. During 1996, since its establishment in May, the Audit Committee held one meeting. The Board of Directors has no standing nominating or compensation committees.

     Under the Company's 1996 Directors' Stock Option Plan (the "Director Option Plan"), a total of 100,000 shares of Common Stock has been reserved for issuance upon exercise of options granted to directors of the Company who are not employees of the Company or any subsidiary. The Director Option Plan provides for the granting of options which (i) are not "incentive stock options," (ii) have a per-share exercise price equal to 100% of the fair market value per share on the option grant date, and (iii) expire five years from the grant date. The Board of Directors has the authority to determine which directors will be granted options, to determine any vesting schedule of options to be granted and to make all other determinations which the Board of Directors deems necessary or advisable for the administration of the Director Option Plan. No options have yet been granted under the Director Option Plan.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of the Record Date regarding the Company's Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of the Company's
Common Stock, (ii) each individual director and executive officer of the Company, and (iii) all of the current directors and executive officers as a group.


                                               Shares of
                                             Common Stock             Percent of
Name (1)                                  Beneficially Owned            Class
--------                                  ------------------            -----
Yehuda Shimshon                              8,250,000 (2)              53.8%
Cedarwood Trading & Investment               4,000,000                  26.1%
Ltd.
Doron Leave                                      None                    ---
Ilan Mintz                                       None                    ---
Israel Shimshon                                  None                    ---
David Tamir                                      None                    ---
Gary P. Tober                                    None                    ---
All executive officers and directors
as a group (6 persons)                       8,250,000                  53.8%
--------------------

(1) The address for Mr. Yehuda Shimshon is 150 East 58th Street, New York, New York 10155. The address for Cedarwood is c/o Bank of Bermuda, 6 Front Street, Hamilton

     HM 11, Bermuda. The address for Messrs. Doron Leave, Ilan Mintz, Israel Shimshon and David Tamir is 5 Haofan Street, Kiryat-Arie, P.O. Box 3599, Petah Tikva, Israel 49130. The address for Mr. Tober is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98701- 2338.

(2)  Includes  4,000,000  shares of Common  Stock  held by  Cedarwood,  in which
     entity  Mr.  Yehuda  Shimshon  has  a  controlling   beneficial   interest.
     Accordingly, he may be deemed to be the beneficial owner of such shares.

     The Common Stock is not registered under Section 12 of the Securities Exchange Act of 1934. Accordingly, the Company's directors, officers and stockholders who beneficially own 10% or more of the Company's issued and outstanding shares of Common Stock are not subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with respect to their beneficial ownership and acquisitions and dispositions of Common Stock, or to the liability provisions of Section 16(b) of the said Act.

Executive Compensation

     The  following   table  sets  forth   information   concerning   the  total
compensation during the last three fiscal years for the Company's executive officers whose total salary in fiscal 1996 totaled $100,000 or more:


                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                           Annual                   Long-Term
                                                                        Compensation               Compensation
                                                                        ------------               ------------
                                                                                               Securities Underlying
Name and Principal Position                               Year           Salary ($)                 Options (#)
---------------------------                               ----           ----------                 -----------
Yehuda Shimshon                                           1996            $240,000                      --
President, Chief Executive Officer and                    1995               --                         --
Chairman of the Board                                     1994               --                         --

     The aggregate value of all other perquisites and other personal benefits furnished in each of the last three years to each of the Company's executive officers was less than the greater of $50,000 or 10% of each officer's salary for such year.

     The Company does not have any retirement plans for its executive officers. There are currently no employment agreements between the Company and any of its executive officers.

Stock Options

     The following table provides information concerning stock options held in 1996 by the executive officer named above in the Summary Compensation Table. There were no options granted to any officers in 1996.


                       AGGREGATED OPTION EXERCISES IN LAST
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                               Number of Shares
                                        Shares                              Underlying Unexercised      Value of Unexercised in the
                                      Acquired on           Value            Options at FY-End (#)        Money Options at FY-End
Name                                 Exercise (#)       Realized ($)       Exercisable/Unexercisable    ($)Exercisable/Unexercisable
----                                 ------------       ------------       -------------------------       -------------------------
Yehuda Shimshon, President,               --                 --                       --                             --
Chief Executive Officer and
Chairman of the Board

     The Company has not paid any cash remuneration to its directors for their services as Directors in the last three years, although it reimbursed its directors for their out-of-pocket expenses incurred in the performance of their duties as directors of the Company.

Certain Relationships and Related Transactions

     In October 1995, Casdim Israel, an Israeli wholly-owned subsidiary of the Company, entered into an agreement with CSS Ltd., a company wholly-owned by Mr. Yehuda Shimshon, who beneficially owns (directly and through his control of Cedarwood) approximately 53.8% of the Company's issued and outstanding shares of Common Stock. Pursuant to this agreement, Casdim Israel paid CSS Ltd. $700,000 for services and products to be supplied by CSS Ltd. to Casdim Israel. These products and services included: (i) adaptation of the Scope(TM) LIS system operating in the 140 laboratories of Kupat Holim Klalit ("Kupat Holim"), Israel largest health maintenance organization, to work with the medical kiosk; (ii) development and implementation of a central data base for laboratory test results; (iii) implementation of the "Laboratory Test Results Central Data Base" to work with the 140 laboratories and 400 clinics of Kupat Holim; and (iv) communication software and adaptation of various interfaces between CSS Ltd. and Casdim Israel's products. The consideration was determined based upon actual man-hours spent in providing the services. The agreement also provided that in the event Kupat Holim or other companies purchased the above-mentioned products from CSS Ltd., the proceeds, up to the sum of $700,000 would be repaid to Casdim Israel. To date, CSS Ltd. has paid Casdim Israel $50,000. Mr. Yehuda Shimshon has agreed to place 500,000 of his shares of Common Stock of the Company in escrow to guarantee the performance of CSS Ltd. pursuant to the agreement with Casdim Israel. Such shares will remain in escrow until the performance of the obligation under the agreement is complete.

     Also in October 1995, Casdim Israel loaned CSS Ltd. $300,000 at a rate of interest linked to the Israeli consumer price index, which loan was repaid in 1996. In January 1995, Casdim Israel purchased a pending patent from CSS Ltd. relating to the medical multi-media kiosks for the sum of $500,000.

     On November 21, 1995, the Company entered into an agreement with Casdim Interactive Systems USA, Inc. ("Casdim USA") and Mr. Yehuda Shimshon. Mr. Shimshon acted on behalf of himself and Cedarwood, a company in which he holds the controlling interest. Pursuant to the terms of the Exchange Agreement, the Company acquired all the issued and outstanding shares of Casdim USA, the owner of 100% of the voting and equity shares of Casdim Israel, in exchange for 425,000,000 shares of the Company issued to Mr. Shimshon and Cedarwood in equal amounts. At the time of the exchange, Mr. Shimshon and Cedarwood were each 50% shareholders of Casdim USA. The Exchange Agreement, which became effective on December 11, 1995, was approved at a special meeting of the shareholders of the Company held on October 24, 1995 at which the shareholders also approved: (i) renaming the Company Casdim International Systems, Inc.; (ii) the 50:1 stock split of 76,700,000 shares, the then outstanding number of shares of the
Company, into 1,534,000 shares; (iii) the relocation of the Company's headquarters from Colorado to Nevada; and (iv) the appointment of Mr. Shimshon as President and Chairman of the Board. The exchange transaction resulted in a change of control in the Company and as of December 31, 1995, the Company had 9,634,000 shares outstanding, of which 44.1% was owned by each of Mr. Shimshon and Cedarwood.

     In July 1996, the Company entered into a one year consulting agreement with WEDA Consultants N.V. ("WEDA"), a project consulting firm with which David Tamir, a director of the Company, is affiliated. Under the terms of the consulting agreement, WEDA received a monthly retainer of $10,000 and was granted options to purchase 100,000 shares of common stock, which were to vest ratably over two years, beginning on the first anniversary of the grant. The agreement was terminated in April 1997 and no options are currently outstanding.

     On June 1, 1997, the Company entered into a sublease agreement with Medical Visions, Inc. ("Medical Visions"), a New York corporation in which Mr. Yehuda Shimshon has a controlling interest, pursuant to which Medical Visions subleased approximately one third of the Company's executive offices at 150 East 58th Street, New York, New York. The sublease has a term of four years and eleven months expiring on May 2, 2002. The annual rent is calculated based on the pro-rata usage of the space by Medical Visions, i.e., approximately $44,700. Should Medical Vision occupy more or less space during the term of the sublease, the rent will be adjusted.


                     II. APPOINTMENT OF INDEPENDENT AUDITORS

     The following resolution will be offered by the Board of Directors at the Annual Meeting:

          "RESOLVED, that the appointment of Hocker, Lovelett, Hargens & Yennie, P.C. by the Board of Directors of the Company to conduct the annual audit of the financial statements of Casdim International Systems, Inc. for the year ending December 31, 1997, is ratified, confirmed and approved."

     The Board of Directors recommends a vote FOR the foregoing proposal for the following reasons:

     The Board of Directors of the Company first appointed Hocker, Lovelett, Hargens & Yennie, P.C. as its auditors in 1995 and has reappointed the firm as auditors since such time. Hocker, Lovelett, Hargens & Yennie, P.C. has no relationship with the Company or with any affiliate of the Company except as auditors. The Board of Directors is convinced that Hocker, Lovelett, Hargens & Yennie, P.C. has the necessary knowledge of the Company's operations, personnel, professional qualifications and independence to act as the Company's auditors. The Board of Directors has again selected Hocker, Lovelett, Hargens & Yennie, P.C. as the Company's auditors for the fiscal year ending December 31, 1997 and recommends that the shareholders ratify and approve the selection.

     A representative of Hocker, Lovelett, Hargens & Yennie, P.C. will not be present at the Annual Meeting.


                                  OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the attached Notice of the Annual Meeting and knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the judgment of the Board of Directors.

     Shareholders of the Company may submit proposals for possible inclusion in the proxy material distributed by the Company for future meetings of its shareholders. In order to be considered for inclusion in the proxy material for the 1998 annual meeting of shareholders, a shareholder's proposal must be received not later than August 3, 1998 at the Company's headquarters, 150 East 58th Street, New York, New York 10155, Attention: Secretary.


                                            By Order of the Board of Directors,

                                            Gary Tober
                                            Secretary

 Dated:  December 1, 1997

                                                                         ANNEX A

                       CASDIM INTERNATIONAL SYSTEMS, INC.
                              150 East 58th Street
                            New York, New York 10155

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoint(s) Yehuda Shimshon and Doron Leave, or either of them, attorneys or attorney of the undersigned, for and in the name(s) of the undersigned, with power of substitution and revocation in each to vote any and all shares of Common Stock, par value $.01 per share, of Casdim International Systems, Inc. (the "Company"), which the undersigned would be entitled to vote as fully as the undersigned could if personally present at the Annual Meeting of Shareholders of the Company to be held on December 22, 1997 at 10:00 a.m. at 150 East 58th Street, New York, New York 10155 and at any adjournment or adjournments thereof, hereby revoking any prior proxies to vote said shares, upon the following items of business more fully described in the notice of and proxy statement for such Annual Meeting (receipt of which is hereby acknowledged):

     (1) The election of five directors.

         [ ]  FOR all nominees listed below (except as marked to contrary below)

         [ ]  WITHHOLD AUTHORITY to vote for all nominees below


     YEHUDA SHIMSHON, DORON LEAVE, ILAN MINTZ, ISRAEL SHIMSHON, DAVID TAMIR

     INSTRUCTION:     To withhold authority to vote for any individual nominee,
                      strike a line through the nominee's name above.

     (2) To approve the appointment of Hocker, Lovelett, Hargens & Yennie, P.C. as the Company's auditors for the year ending December 31, 1997.

          [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR (i) THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS; AND (ii) APPROVAL OF THE APPOINTMENT OF HOCKER, LOVELETT, HARGENS & YENNIE, P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1997.

                                    Dated__________________________________ 1997


                                         ---------------------------------------
                                                       Signature(s)

                                         ---------------------------------------
                                                 Signatures, if held jointly

                                    (Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature.